     As filed with the Securities and Exchange Commission on April 7, 2005.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       JUNIPER PARTNERS ACQUISITION CORP.
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             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                 20-2278320
----------------------------------------   -------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

    56 WEST 45TH STREET, SUITE 805
         NEW YORK, NEW YORK                                10036
----------------------------------------   -------------------------------------
(Address of Principal Executive Offices)                (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. |_|                                   box. |X|

Securities Act registration statement file number to which this form
relates:        333-123050
        -------------------------
            (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:
                                                                  --------------

          Title of Each Class                  Name of Each Exchange on Which
           to be Registered                    Each Class is to be Registered
----------------------------------------   -------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

    SERIES A UNITS, EACH CONSISTING OF TWO SHARES OF COMMON STOCK, PAR VALUE
       $.0001 PER SHARE, FIVE CLASS W WARRANTS AND FIVE CLASS Z WARRANTS
--------------------------------------------------------------------------------
                                (Title of Class)

SERIES B UNITS, EACH CONSISTING OF TWO SHARES OF CLASS B COMMON STOCK, PAR VALUE
          $.0001 PER SHARE, ONE CLASS W WARRANT AND ONE CLASS Z WARRANT
--------------------------------------------------------------------------------
                                (Title of Class)

                    COMMON STOCK, $.0001 PAR VALUE PER SHARE
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                                (Title of Class)

                CLASS B COMMON STOCK, $.0001 PAR VALUE PER SHARE
--------------------------------------------------------------------------------
                                (Title of Class)

                                CLASS W WARRANTS
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                                (Title of Class)

                                CLASS Z WARRANTS
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                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The information required by this item is contained under the heading
         "Description of Securities" in the registration statement to which this
         Form 8-A relates (File No. 333-123050). This information is incorporated herein by reference.

ITEM 2.  INDEX TO EXHIBITS.

*3.1     Certificate of Incorporation
*3.2     By-Laws
*4.1     Specimen Series A Unit Certificate
*4.2     Specimen Series B Unit Certificate
*4.3     Specimen Common Stock Certificate
*4.4     Specimen Class B Common Stock Certificate
*4.5     Specimen Class W Warrant Certificate
*4.6     Specimen Class Z Warrant Certificate
*4.7     Form of Unit Purchase Option to be granted to Representative
*4.8     Form of Warrant Agreement between Continental Stock Transfer and Trust
         Company and the Registrant

   *     Incorporated by reference from the Company's Registration Statement on
         Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on March 1, 2005.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       JUNIPER PARTNERS ACQUISITION CORP.

Date: April 5, 2005                    By: /s/ Stuart B. Rekant
                                           --------------------
                                           Stuart B. Rekant
                                           Chairman and Chief Executive Officer

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